Exhibit 99.1

Archipelago Announces Fourth Quarter and 2005 Year End Results

CHICAGO, January 31, 2005 — /PRNewswire-FirstCall/ — Archipelago Holdings, Inc. (PCX: AX), owner and operator of the Pacific Exchange (PCX) and the Archipelago Exchange® (ArcaEx®) reported net income attributable to common stockholders of $16.3 million, or $0.34 per diluted share, for the year ended December 31, 2005, compared to $59.3 million, or $1.38 per diluted share, for the year ended December 31, 2004. On a sequential basis, for the fourth quarter of 2005, Archipelago reported a net loss of $(7.6) million, or $(0.17) per diluted share, down from net income of $7.8 million, or $0.16 per diluted share, for the third quarter of 2005.

Fourth quarter results included the results of operations of PCX Holdings, Inc. (PCX), acquired by Archipelago at the end of September 2005. Also included are certain merger related costs for the companies proposed merger with the New York Stock Exchange (NYSE) consisting of:

•                  $28.8 million of compensation expense incurred as a result of the acceleration of certain payments and vesting to our executive officers that would have occurred in 2006 following the termination of employment agreements or change in control severance agreements after the completion of our proposed merger with the NYSE,

•                  $2.9 million of legal and other fees incurred directly in connection with the NYSE merger, and

•                  $3.0 million of legal fees incurred in monitoring litigation matters involving NYSE and certain of its members.

Excluding the $34.7 million of NYSE merger costs and related executive compensation, the net income for the fourth quarter of 2005 would have been $13.1 million, or $0.28 per diluted share. A full reconciliation of these items is included in the attached table entitled “Reconciliation of non-GAAP financial measures to GAAP measures.”

In connection with Archipelago’s September 2005 acquisition of PCX, the Securities and Exchange Commission entered an order under which Archipelago undertook to divest its introducing broker, Wave Securities. Accordingly, the results of operations and financial condition of Wave Securities are presented as discontinued. To allow for accurate financial performance comparisons, all historical periods have been conformed to this presentation.

On January 23, 2006, Archipelago announced that it sold Wave Securities to Merrill Lynch & Co., Inc (NYSE: MER).

Full-Year Results

Total revenues for the year ended December 31, 2005 were $493.4 million, up from $491.3 million in 2004.  Net income was $16.3 million compared to net income attributable to common stockholders of $59.3 million in 2004. Diluted earnings per share for 2005 totaled $0.34 versus $1.38 in 2004. Excluding the $46.1 million of NYSE merger costs and related executive compensation, the net income for the year ended December 31, 2005 would have been $42.9 million, or $0.90 per diluted share.

Jerry Putnam, Chairman and CEO of Archipelago, commented, “We began 2005 with our announced acquisition of the Pacific Exchange and quickly followed up with our planned merger with the New York Stock Exchange. We focused on diversifying our business and making continued improvements to our existing services.  As a result, we are well positioned today to meet the changing needs of the evolving marketplace and our transformation to the NYSE Group.”

Fourth Quarter Financial Highlights

•                  Total revenues for the fourth quarter of 2005 were $136.9 million as compared to $114.1 million for the third quarter of 2005 and $128.2 million for the fourth quarter of 2004.

•                  Cost of revenues declined $4.0 million to $71.3 million for the fourth quarter of 2005 from $75.3 million for the same period in 2004.

•                  Gross margin increased to $65.6 million for the fourth quarter of 2005 from $53.0 million for the fourth quarter of 2004, representing an increase of $12.6 million, or 23.8%.  As a percentage of total revenues, gross margin increased to 47.9% for the fourth quarter of 2005 from 41.3% for the fourth quarter of 2004.

•                  Indirect expenses increased to $80.1 million for the fourth quarter of 2005 from $35.5 million in the fourth quarter of 2004. This increase was primarily due to NYSE merger costs and related executive compensation as well as increased employee compensation and benefits.

•                  For the fourth quarter of 2005, the operations of PCX contributed $16.8 million to total revenues and $4.5 million to operating income.

•                  As of December 31, 2005, the continuing operations of Archipelago had $134.4 million of cash and cash equivalents and no long-term debt.

Fourth Quarter Business and Volume Highlights

•                  Clients executed 38.3 billion shares or 14.0% of total U.S. equity securities on ArcaEx during the fourth quarter of 2005 compared to 36.2 billion shares or 13.9% in the fourth quarter a year ago.

•                  ArcaEx market share decreased to 22.3% in Nasdaq-listed stocks from 23.0% in the third quarter of 2005 and 23.7% from the fourth quarter of 2004.

•                  ArcaEx market share increased to 4.8% in NYSE-listed stocks from 3.7% in the third quarter of 2005 and 2.3% from the fourth quarter of 2004.

•                  ArcaEx market share increased to 32.8% in AMEX-listed stocks from 30.8% in the third quarter of 2005 and up from 25.6% from the fourth quarter of 2004.

•                  The internal match rate rose slightly to 89.2% on ArcaEx compared to an internal        match rate of 88.8% in the third quarter of 2005 and 87.4% in the fourth quarter a year ago.

Fourth Quarter Business Highlights

•                  ArcaEx announced plans to launch a corporate bond trading platform that would allow users of ArcaEx to trade certain bonds listed on, or issued by companies listed by (US) markets and exchanges, through unlisted trading privileges pending SEC approval.

•                  Archipelago announced plans for the development of a next generation options trading platform replacing the PCX Plus trading system, designed to offer significant improvements in trading system performance, functionality and reliability.

•                  Archipelago shareholders approved its merger with the NYSE.

To supplement Archipelago’s consolidated financial statements prepared in accordance with United States generally accepted accounting principles (GAAP) and to better reflect period-over-period comparisons, Archipelago uses non- GAAP financial measures of operating performance. A non-GAAP financial measure is a numerical measure of performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results but are provided to present the effects of expenses recorded by Archipelago in connection with its announced merger with the NYSE and to improve overall understanding of the company’s current financial performance and its prospects for the future. Specifically, Archipelago believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance.

Forward-Looking Statements

Certain statements in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Archipelago’s current expectations and involve risks and uncertainties that could cause Archipelago’s actual results to differ materially from those set forth in the statements. There can be no assurance that such expectations will prove to be correct. Factors that could cause Archipelago’s results to differ materially from current expectations include: general economic and business conditions, industry trends, competitive conditions, regulatory developments as well as other risks or factors identified in the Company’s filings with the Securities Exchange Commission, including its Report on Form 10-K for the fiscal year ending December 31, 2004 which is available on the Company’s website at http://www.archipelago.com. You should not place undue reliance on forward- looking statements, which speak only as of the date of this press release. Except for any obligation to disclose material information under the Federal securities laws, Archipelago undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this press release.

About Archipelago

Archipelago Holdings (PCX: AX) operates the Archipelago Exchange(R) (ArcaEx(R)) the first totally open all-electronic stock exchange in the United States. ArcaEx trades all Nasdaq-listed equity securities and exchange listed equity securities, including those listed on the New York Stock Exchange(R), American Stock Exchange(R), and ArcaEx(R). In addition to offering core execution services, ArcaEx provides corporate clients with listing services and innovative data products. In September 2005, Archipelago acquired PCX Holdings, Inc., parent company of the Pacific Exchange and PCX Equities, Inc. allowing Archipelago to bring together the all-electronic trading of equity securities and options products thereby expanding and diversifying Archipelago’s business lines. For more information please visit http://www.archipelago.com.

Contacts:

Margaret Nagle, 312-442-7083 (Press)

Patrick Murphy, 312-442-7005 (Investor Relations)

Archipelago Holdings, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,
	2005	2005(a)	2004	2005(a)	2004
	(unaudited)			(unaudited)
Revenues
Transaction fees	$114,658	$98,853	$110,018	$424,981	$434,482
Activity assessment fees	47,988	—	—	47,988	—
Market data fees	16,249	15,080	18,098	61,996	56,366
Listing and other fees	6,003	135	121	6,379	445
Total revenues	184,898	114,068	128,237	541,344	491,293
Section 31 fees	47,988	—	—	47,988	—
Revenues, less Section 31 fees	136,910	114,068	128,237	493,356	491,293

Cost of revenues
Liquidity payments	53,985	49,457	52,312	206,907	203,506
Routing charges	15,738	15,684	21,039	66,705	88,703
Clearance, brokerage and other transaction expenses	1,561	1,357	1,925	5,880	13,686
Total cost of revenues	71,284	66,498	75,276	279,492	305,895

Gross margin	65,626	47,570	52,961	213,864	185,398
Gross margin as a% of total revenues	47.9%	41.7%	41.3%	43.3%	37.7%

Indirect expenses
NYSE merger costs and related executive compensation	34,702	2,993	—	46,127	—
Other employee compensation and benefits	15,871	12,135	9,743	51,552	38,382
Depreciation and amortization	6,776	5,262	4,569	21,631	22,877
Communications	5,190	4,803	4,549	19,512	16,278
Marketing and promotion	4,234	4,689	7,937	22,141	20,123
Legal and professional	4,158	3,121	2,847	12,623	11,129
Occupancy	2,600	1,504	1,322	6,708	4,243
General and administrative	6,569	3,379	4,522	16,173	11,267
Total indirect expenses	80,100	37,886	35,489	196,467	124,299

Operating income (loss)	(14,474)	9,684	17,472	17,397	61,099
Interest and other, net	1,197	1,372	667	4,458	1,580
Income (loss) from continuing operations before income tax provision (benefit)	(13,277)	11,056	18,139	21,855	62,679
Income tax provision (benefit)	(4,851)	4,533	7,169	9,349	5,286
Income (loss) from continuing operations	(8,426)	6,523	10,970	12,506	57,393
Income from discontinued operations	783	1,238	1,555	3,813	11,547
Net income (loss)	(7,643)	7,761	12,525	16,319	68,940
Deemed dividend on convertible preferred shares	—	—	—	—	(9,619)
Net income (loss) attributable to common stockholders	$(7,643)	$7,761	$12,525	$16,319	$59,321

Basic earnings (loss) per share from:
Continuing operations	$(0.18)	$0.14	$0.23	$0.27	$1.42
Discontinued operations	0.02	0.03	0.03	0.08	0.29
Deemed dividend on convertible preferred shares	—	—	—	—	(0.24)
Basic earnings (loss) per share	$(0.17)	$0.16	$0.27	$0.35	$1.47

Diluted earnings (loss) per share from:
Continuing operations	$(0.18)	$0.14	$0.23	$0.26	$1.34
Discontinued operations	0.02	0.03	0.03	0.08	0.27
Deemed dividend on convertible preferred shares	—	—	—	—	(0.22)
Diluted earnings (loss) per share	$(0.17)	$0.16	$0.26	$0.34	$1.38

Basic weighted average shares outstanding	45,660	47,206	47,137	46,806	40,301
Diluted weighted average shares outstanding	46,785	48,292	47,635	47,821	42,915

(a)   Excludes the results of operations of PCX Holdings, Inc. and subsidiaries for the four-day period ended September 30, 2005. These results of operations were not material.

Archipelago Holdings, Inc.

Consolidated Statements of Financial Condition

(In thousands)

	December 31,
	2005	2004
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$134,358	$145,170
Accounts receivable, net	79,889	74,356
Income tax receivable	18,014	2,220
Deferred tax asset	5,863	5,094
Total current assets	238,124	226,840

Fixed assets, net	67,091	44,738
Goodwill	131,865	131,865
Other intangible assets, net	108,753	92,169
Non-current deferred tax asset, net	11,863	340
Other assets	7,976	7,774
Total non-current assets	327,548	276,886
Assets of discontinued operations	14,122	40,172
Total assets	$579,794	$543,898

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$136,185	$62,600
Capital lease obligations	1,691	1,545
Total current liabilities	137,876	64,145
Deferred tax liability	10,347	3,595
Liabilities of discontinued operations	9,422	15,285
Total liabilities	157,645	83,025

Stockholders’ equity
Common stock	475	471
Additional paid-in capital	472,705	451,625
Treasury stock	(73,395)	—
Unearned stock-based compensation	(2,751)	(19)
Retained earnings	25,115	8,796
Total stockholders’ equity	422,149	460,873
Total liabilities and stockholders’ equity	$579,794	$543,898

Archipelago Holdings, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year ended
	December 31,
	2005	2004
	(unaudited)
Cash flows from operating activities:
Income from continuing operations	$12,506	$57,393
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization of fixed assets	19,911	21,250
Amortization of intangible assets	1,720	1,627
Provision for doubtful accounts	(540)	(900)
Deferred taxes	7,648	(1,839)
Stock-based compensation	11,113	151
Tax benefit from stock-based payment arrangements	5,516	18
Changes in operating assets and liabilities:
Accounts receivable	13,805	(6,365)
Income tax receivable	(15,794)	(2,220)
Other assets	32	(4,310)
Accounts payable and accrued expenses	35,550	(35,500)
Net cash provided by operating activities of continuing operations	91,467	29,305
Net cash provided by (used in) operating activities of discontinued operations	(655)	31,964
Net cash provided by operating activities	90,812	61,269

Cash flows from investing activities:
Acquisition of business, net of cash acquired	(89,376)	—
Additions to fixed and other intangible assets	(29,032)	(25,135)
Net cash used in investing activities of continuing operations	(118,408)	(25,135)
Net cash provided by investing activities of discontinued operations	2,922	339
Net cash used in investing activities	(115,486)	(24,796)

Cash flows from financing activities:
Capital contribution from discontinued operations	24,000	17,000
Proceeds from initial public offering, net of underwriting discounts	—	67,646
Direct costs of initial public offering	—	(6,777)
Cash distribution to former Members	—	(24,613)
Principal payments under capital lease obligations	(1,770)	(2,253)
Repurchase of common stock	(7,825)	—
Proceeds from exercises of stock options	1,724	16
Repayment of note payable	—	(4,429)
Net cash provided by financing activities of continuing operations	16,129	46,590
Net cash used in financing activities of discontinued operations	(24,000)	(17,000)
Net cash provided by (used in) investing activities	(7,871)	29,590

Net increase (decrease) in cash and cash equivalents	(32,545)	66,063
Cash and cash equivalents at beginning of period	177,878	111,815
Cash and cash equivalents at end of period	145,333	177,878
Cash and cash equivalents of discontinued operations	10,975	32,708
Cash and cash equivalents of continuing operations	$134,358	$145,170

Archipelago Holdings, Inc.

Operating Data

(unaudited)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,
	2005	2005	2004	2005	2004

Trading Days	63	64	64	252	252

Total U.S. market volume (millions of shares)(1)	274,112	252,130	260,031	1,047,720	990,497
Our total U.S. market volume (millions of shares)(1)	38,278	34,589	36,168	144,318	140,306

Our share of total U.S. market volume(1)(2)	14.0%	13.7%	13.9%	13.8%	14.2%
% of handled shares matched internally(3)	11.3%	11.0%	10.8%	11.1%	10.9%
% of handled shares routed out(3)	2.7%	2.7%	3.1%	2.7%	3.3%

Total volume of Nasdaq-listed securities (millions of shares)	111,368	105,797	120,994	453,363	455,536
Our total volume of Nasdaq-listed securities (millions of shares)	24,855	24,288	28,682	104,271	115,008

Our share of total volume of Nasdaq-listed securities(2)	22.3%	23.0%	23.7%	23.0%	25.2%
% of handled shares matched internally(3)	17.9%	18.4%	18.3%	18.4%	19.2%
% of handled shares routed out(3)	4.4%	4.6%	5.4%	4.6%	6.0%

Total volume of NYSE-listed securities (millions of shares)	142,435	128,241	120,810	523,615	460,455
Our volume in NYSE-listed securities (millions of shares)	6,768	4,721	2,828	18,855	8,375

Our share of total volume of NYSE-listed securities(2)	4.8%	3.7%	2.3%	3.6%	1.8%
% of handled shares matched internally(3)	3.8%	2.8%	1.7%	2.8%	1.2%
% of handled shares routed out(3)	1.0%	0.9%	0.6%	0.8%	0.6%

Total volume of AMEX-listed securities (millions of shares)	20,309	18,092	18,227	70,742	74,506
Our volume in AMEX-listed securities (millions of shares)	6,655	5,580	4,658	21,192	16,924

Our share of total volume on AMEX-listed secutities(2)	32.8%	30.8%	25.6%	30.0%	22.7%
% of handled shares matched internally(3)	28.1%	26.3%	22.3%	25.8%	19.4%
% of handled shares routed out(3)	4.7%	4.5%	3.3%	4.2%	3.3%

Our ETF volume (millions of shares)	7,618	6,376	4,618	25,152	15,637

Our U.S. equity transaction volume (thousands of transactions)	131,522	119,782	112,255	486,638	416,629

Our average U.S. equity transaction size (shares per transaction)	291	289	322	297	337
Our average U.S. equity transactions per day (thousands of transactions)	2,088	1,872	1,754	1,931	1,653

Our average transaction-related revenue (per share)(4)	$0.0027	$0.0029	$0.0030	$0.0029	$0.0031
Our average transaction-related cost of revenue (per share)(5)	$0.0018	$0.0019	$0.0020	$0.0019	$0.0021
Our average transaction-related gross margin (per share)(6)	$0.0009	$0.0010	$0.0010	$0.0010	$0.0010

% of customer order volume matched internally(7)	89.2%	88.8%	87.4%	88.8%	86.6%
% of customer order volume routed out(7)	10.8%	11.2%	12.6%	11.2%	13.4%

(1)            U.S. market volume is calculated based on the number of shares of equity securities traded on the NYSE, AMEX and Nasdaq, including exchange-traded funds, as reported in the consolidated tape. The “consolidated tape” is the system that continuously provides the last sale price and volume of securities transactions in listed securities to the public.

(2)            Our market share is calculated based on the number of shares handled on the Archipelago system as a percentage of total volume.  For example, if a customer’s 10,000 share buy order is matched with another customer’s 10,000 share sell order in our internal liquidity pool, our handled volume will be 10,000 shares. If the buy or sell order were routed out, our handled volume would still be 10,000 shares.

(3)            Represents our share of the total volume of such securities handled on ArcaEx that was either matched internally on ArcaEx or routed out to an external market center.

(4)            The per share amount is calculated based on our total revenues derived from equity transaction fees of $105.1 million, $98.9 million, and $110.0 million for the three months ended December 31, 2005, September 30, 2005, and December 31, 2004, respectively, and $415.4 million and $434.5 million for the years ended December 31, 2005 and 2004, respectively.

(5)            The per share amount is calculated based on our cost of revenues derived from transaction fees, which consist of routing charges and liquidity payments, of $69.7 million, $65.1 million, and $73.4 million for the three months ended December 31, 2005, September 30, 2005, and December 31, 2004, respectively, and $273.6 million and $292.2 million for the years ended December 31, 2005 and 2004, respectively. The cost of revenue from transaction fees used in the per share computation does not include clearance, brokerage and other transaction expenses.

(6)            The per share amount is calculated based on our net revenues received from transaction fees, and our total U.S. market volume for the relevant period.

(7)            The percentage of customer order volume matched internally is calculated by dividing the volume of customer orders executed within our internal liquidity pool (including the volume of both buy orders and sell orders) by the total volume of customer orders (again including the volume of both buy orders and sell orders when such orders are matched internally).  The percentage of customer orders routed out is calculated by dividing the volume of customer orders routed to other market centers by the total volume of customer orders.

Archipelago Holdings, Inc.

Reconciliation of non-GAAP financial measures to GAAP measures for the three months and the year ended December 31, 2005

(In thousands, except per share data)

(unaudited)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended	Year ended
	December 31, 2005	December 31, 2005
Income (loss) from continuing operations before income tax provision (benefit), GAAP	$(13,277)	$21,855
Add back:
NYSE merger costs and related executive compensation	34,702	46,127
Income from continuing operations before income tax provision, non-GAAP	21,425	67,982
Income tax provision(1)	9,106	28,892
Income from continuing operations, non-GAAP	12,319	39,090
Income from discontinued operations	783	3,813
Net income, non-GAAP	$13,102	$42,903

Diluted earnings (loss) per share, GAAP	$(0.17)	$0.34
Net effect of adjustments	0.45	0.56
Diluted earnings per share, non-GAAP	$0.28	$0.90

Diluted weighted average shares outstanding	46,785	47,821

(1)       Using a 42.5% effective tax rate.